UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019 (August 19, 2019)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry Into a Material Definitive Agreement

On August 19, 2019, MediFarm I LLC, a wholly-owned subsidiary of Terra Tech Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Picksy Reno, LLC (the “Purchaser”) pursuant to which the Company agreed to sell and the Purchaser agreed to purchase substantially all of the assets of the Company related to the Company’s dispensary located at 1085 S Virginia St Suite A, Reno, NV 89502 (the “Business”). The aggregate consideration to be paid for the Business is $13,500,000, of which $9,300,000 is cash (the “Purchase Price”). A portion of the Purchase Price is payable by the Purchaser pursuant to a 12 month Secured Promissory Note with a principal amount of $4,200,000 (the “Note”). The Note is secured by all the assets sold pursuant to the Purchase Agreement. In conjunction with the Note, Purchaser and the Company entered into a Security Agreement granting the Company a security interest in all the assets sold pursuant to the Purchase Agreement. In addition, a wholly-owned subsidiary of the Company sold the building where the dispensary is located to an affiliate of the Purchaser for $1.5 million in cash.

The transaction is subject to approval by the Nevada Department of Taxation and is expected to close promptly following receipt of such approval. There is no material relationship between the Company or its affiliates and the Purchaser other than in respect of the transactions contemplated by the Purchase Agreement. The Purchase Agreement, Note and Security Agreement contain customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

The foregoing description of the Purchase Agreement, Note and Security Agreement are qualified in their entirety by reference to the full text of such documents, copies of which is filed as Exhibit 10.1, 10.2 and 10.3 respectively to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 7.01 Regulation FD Disclosure.

On August 19, 2019, the Company issued a press release announcing that it had entered into the Purchase Agreement, Note and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement
10.2	Secured Promissory Note
10.3	Security Agreement
99.1	Press Release dated August 19, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: August 19, 2019	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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